Exhibit 99.1

Socket Mobile Reports First Quarter 2018 Results

New product shipping delays (now shipping) and timing of enterprise deployments contributed to lower YoY revenues

NEWARK, Calif., – April 26, 2018 – Socket Mobile, Inc. (NASDAQ: SCKT), a leading innovator of data capture and delivery solutions for enhanced productivity, today reported financial results for the first quarter ended March 31, 2018. Sales of cordless barcode scanners during the first quarter of 2018 were slowed due to delays in shipping new cordless barcode scanning products, announced in January 2018 but not shipping until April 20, 2018, and higher enterprise deployments in the first quarter of 2017.

Revenue for the first quarter of 2018 was $4.0 million, a decrease of 29 percent compared to revenue of $5.6 million for the same quarter a year ago. Revenue in the first quarter of 2017 included $1.2 million of enterprise deployment revenue compared to enterprise deployment revenue of $317,000 in the first quarter of 2018. Enterprise deployments in 2017 were just 11 percent of total revenue, but heavily concentrated in the first half of 2017. The Company announced to its worldwide distributors plans to commence shipment of a new family of barcode scanners which slowed down replenishment orders for older products during the first quarter of 2018. Shipments commenced last week.

Gross profit margins for the first quarters of both 2018 and 2017 were 51.8 percent of revenue. Operating expenses in the first quarter of 2018 were $2.3 million, an increase of 5 percent compared to operating expenses in the first quarter of 2017, reflecting added product development and production resources relating to new products.

The Company reported a net loss for the first quarter of 2018 of ($225,000), or ($0.03) per share, compared to net income of $386,000, or $0.07 per share, in the same quarter a year ago.

During the first quarter of 2018, the Company completed a tender offer to purchase and retire 1,250,000 of its common shares, or 17.6 percent of total shares outstanding, at a purchase price per share of $3.90.

Kevin Mills, president and chief executive officer, commented, “Our first quarter revenues were a disappointment, in part caused by a delay in delivering our new S700 product family due to last minute technical issues after we had advised our distribution channel to expect delivery in the first quarter. The delay resulted in lower replenishment orders for the products that our new product family will replace. In addition, corporate enterprise deployments totaling $317,000 were less robust than the $1.2 million we enjoyed a year ago and we experienced a slowing pace of growth from our retail customers.

“Our new S700 product family commenced shipping last week. The products retain our colorful ergonomic design, extend use time with a replaceable rechargeable battery, and provide light indicators on scanner performance, while offered at similar pricing. For applications that support our advanced barcode scanning capabilities, the new products are immediately useable.

“We believe our underlying business model is solid. Our developer community continues to grow and remains focused on business applications running on smartphones and tablets. We are experiencing more participation by developers from Europe and Asia. Developers are focusing on additional market segments that use smartphones and tablets including retail, transportation, manufacturing, healthcare and hospitality. We continue to actively support application developers with a newly released software developer kit we call our Capture SDK, adding popular development framework tools to further simplify integration of our advanced barcode scanning capabilities.

“Our immediate objective is to return to profitable growth and to build long term shareholder value,” Mills concluded.

Conference Call
Management of Socket Mobile will hold a conference call and webcast today at 2 PM Pacific (5 PM Eastern) to discuss the quarterly results and outlook for the future. The dial-in number to access the call from the U.S. is (888) 424-8151 using passcode 6653879. International dial-in numbers may be obtained through the following URL: http://web.meetme.net/r.aspx?p=11&a=UAlTAZqQIZwePN .

A live and replay audio webcast of the conference call can be accessed through a link on Socket Mobile’s website at

https://www.socketmobile.com/about-us/investor-relations/conference-calls-financial-conferences

About Socket Mobile
Socket Mobile is a leading provider of data capture and delivery solutions for enhanced productivity in workforce mobilization. Socket Mobile’s revenue is primarily driven by the deployment of third party barcode enabled mobile applications that integrate Socket Mobile’s cordless barcode scanners and contactless reader/writers. Mobile Applications servicing the specialty retailer, field service, transportation, and manufacturing markets are the primary revenue drivers. Socket Mobile has a network of thousands of developers who use its software developer tools to add sophisticated data capture to their mobile applications. Socket Mobile is headquartered in Newark, Calif. and can be reached at +1-510-933-3000 or www.socketmobile.com. Follow Socket Mobile on Facebook and Twitter @socketmobile and subscribe to SocketTalk  the company’s official blog.

Socket Mobile Investor Contact:
David Dunlap
Chief Financial Officer
510-933-3035
dave@socketmobile.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding new mobile computer and data collection products, including details on the timing, distribution and market acceptance of the products, and statements predicting trends, sales and market conditions and opportunities in the markets in which we sell our products. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk that our new products may be delayed or not rollout as predicted, if ever, due to technological, market, or financial factors, including the availability of necessary working capital, the risk that market acceptance and sales opportunities may not happen as anticipated, the risk that our application partners and current distribution channels may choose not to distribute the new products or may not be successful in doing so, the risk that acceptance of our new products in vertical application markets may not happen as anticipated, and other risks described in our most recent Form 10-K and 10-Q reports filed with the Securities and Exchange Commission.

Socket is a registered trademark of Socket Mobile. All other trademarks and trade names contained herein may be those of their respective owners.

© 2018, Socket Mobile, Inc. All rights reserved.

-- Financial tables to follow --

Socket Mobile, Inc.

Condensed Summary Statements of Operations (Unaudited)

(Amounts in Thousands except per share amounts and percentages)

	Three months ended March 31,
	2018			2017
Revenue		$3,981			$5,622
Cost of revenue		1,917			2,709
Gross profit		2,064			2,913
Gross profit percent		51.8%			51.8%
Research & development		947			797
Sales & marketing		738			759
General & administrative		664			689
Total operating expenses		2,349			2,245
Interest income (expense), net		(20)			(30)
Net income (loss) before income taxes		(305)			638
Deferred income tax benefit (expense)		80			(252)
Net income (loss)		$(225)			$386

Net income (loss) per share: Basic Fully Diluted	$ $	(0.03 (0.03	) )	$ $	0.07 0.05

Weighted average shares outstanding: Basic Fully Diluted		6,744 6,744			5,912 7,771

Socket Mobile, Inc.

Condensed Summary Balance Sheets

(Amounts in Thousands)

	March 31, 2018 (Unaudited)	December 31, 2017*
Cash	$2,075	$3,380
Accounts receivable	2,925	2,687
Inventories	2,279	2,198
Deferred costs on shipments to distributors	168	204
Other current assets	310	386
Deferred tax assets	5,717	5,637
Property and equipment, net	739	663
Goodwill	4,427	4,427
Other assets	268	272
Total Assets	$18,908	$19,854
Accounts payable and accrued liabilities	$1,756	$1,743
Bank term loan	4,000	—
Deferred revenue on shipments to distributors	399	493
Deferred service revenue	66	61
Other liabilities	314	327
Total liabilities	6,535	2,624
Common stock	60,152	64,784
Accumulated deficit	(47,779)	(47,554)
Total stockholder equity	12,373	17,230
Total Liabilities and Equity	$18,908	$19,854

*Derived from audited financial statements.

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